Exhibit 10.13

ADDENDUM TO

ASSET PURCHASE AGREEMENT

This Addendum to the Asset Purchase Agreement, dated May 30, 2014 (the “Agreement”) between by and between CIDARA THERAPEUTICS, INC., a Delaware corporation (f/k/a K2 Therapeutics, Inc., the “Purchaser”), and SEACHAID PHARMACEUTICALS, INC., a Delaware corporation (“Seller”) is entered into as of September 23, 2014, but shall be deemed effective as of May 30, 2014 (the “Effective Date”). Each capitalized term used but not defined in this Addendum has the same meaning given to such term in the Agreement.

BACKGROUND

A. Pursuant to the Agreement, Purchaser purchased from Seller the Purchased Assets, including the Program Technology, Transferred Agreements, certain of the Seller’s interest in Program Therapy material, excluding the Excluded Assets.

B. Purchaser and Seller intended that the Program IP included in the Program Technology purchased by Purchaser include all Intellectual Property Rights and other proprietary rights related to the Program Therapy other than specified patent applications and patents listed on Schedule 2.2 of the Seller Disclosure Schedules.

C. The provisional patents listed on Annex 1 to this Addendum were intended by the parties to be included in the Purchased Assets and were inadvertently excluded from the Program Patents listed on Schedule I to the Agreement.

Therefore, intending to be legally bound, the Parties agree to amend the Agreement as follows:

AGREEMENT

1.	Schedule I to the Agreement is amended to include the provisional patents listed on Annex 1 to this Addendum.

2.	Schedule 3.5(a) to the Seller Disclosure Schedule is amended to include the provisional patents listed on Annex 1 to this Addendum.

3.	Concurrently with the execution of this Addendum, Purchaser and Seller shall execute and deliver a Patent Assignment, a form of which is attached hereto as Annex 2 (the “Additional Patent Assignment”), evidencing the additional assignment by Seller of the provisional patents listed on Annex 1 hereto. The effective date of the Additional Patent Assignment shall be deemed to be May 30, 2014.

4.	The definition of “Transaction Documents” in the Agreement shall be amended to include the Additional Patent Assignment.

5.	Except as expressly amended by this Addendum, all terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Addendum as of the Effective Date set forth above.

CIDARA THERAPEUTICS, INC.		SEACHAID PHARMACEUTICALS, INC.

By:	/s/ Kevin Forrest	By:	/s/ Steve Elms
Name:	Kevin Forrest	Name:	Steve Elms
Title:	COO	Title:	CEO